Tender Offer to Acquire R-Tech Ueno

August 26, 2015

SUCAMPO
The Science of Innovation

Forward-Looking Statements

This presentation contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding Sucampo's expectations for financial performance for the full year 2015, as well as product development, [market] potential, its strategy of pursing business development transactions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; the ability of Sucampo to continue to develop the market for AMITIZA; the ability of Sucampo to develop, commercialize or license existing pipeline products or compounds or license or acquire non-prostone products or drug candidates; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally; the effects of competitive products on Sucampo's products; and the exposure to litigation and/or regulatory actions.

The forward-looking statements included in this press release represent Sucampo's views as of the date of this press release. No forward-looking statement can be guaranteed and actual results may differ materially from those anticipated. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 9, 2015 as well as its filings with the Securities and Exchange Commission on Forms 8-K and 10-Q since the filing of the Form 10-K, all of which Sucampo incorporates by reference. Accordingly, these forward-looking statements should not be relied upon as representing Sucampo's views as of any date subsequent to the date of this presentation.

Important Information for Investors and Shareholders

The offer described in this presentation has not yet commenced and is being conducted in Japan, and this presentation is neither an offer to purchase nor a solicitation of an offer to purchase or sell any shares of the common stock of R-Tech Ueno or any other securities.

Acquisition of R-Tech Ueno

Announcing launch of a tender offer to acquire R-Tech Ueno

Acquisition should accelerate Sucampo's growth and transformation

Expected to deliver tremendous value to Sucampo shareholders

Strategic Benefits

Immediately accretive transaction bringing financial benefits

- Increased revenues
- Enhanced profitability
- Stronger cash flow generation

Manufacturing and supply chain control for AMITIZA

Expansion and diversification of our pipeline

2016 Guidance and Synergies

Potential for substantial impact on future financial results

For FY 2016, excluding amortization related to the transaction, expect:

- Net income of $55 - $60M
- EPS of $1.20 - $1.30
- Adjusted EBITDA of $95M - $100M

Expect to achieve pre-tax operational synergies of ~ $5M on annualized basis

Do not expect acquisition to have material impact on 2015 results

Transaction Highlights

Sucampo to acquire remaining outstanding shares of R-Tech Ueno

Total consideration of approximately $278M in cash

- Includes $54M in cash, 2.5M Sucampo shares (5.5% of shares outstanding)
- 16% premium over R-Tech Ueno's one-month volume weighted average price
- 16% premium over R-Tech Ueno's three-month volume weighted average price

Tender offer to acquire 56% of the outstanding shares of R-Tech Ueno

- 1,900 Japanese yen per share

Agreement with the founders of R-Tech Ueno to acquire 44% of R-Tech Ueno shares

- 1,400 Japanese yen per share

Transaction Timing and Financing

Tender offer to last 30 business days

- Concludes October 13, 2015

Transaction expected to close in Q4 2015

Financing the transaction through debt financing of $250M and cash on hand

SUCAMPO
The Science of Innovation

R-Tech Ueno Overview

Current contract manufacturer of AMITIZA

- Receives revenue from sale of AMITIZA to Sucampo and Takeda

Diverse prostone and non-prostone pipeline of pharmaceutical products

- Gastroenterology
- Ophthalmology
- Autoimmune and inflammatory diseases
- Oncology

AMITIZA revenue

- Increased 33% YoY

Receives revenues from sale of RESCULA in Japan

- ~ 25% of FY 2014 sales

Key Drivers

1. **Strong and immediate accretion from incorporating R-Tech Ueno's revenue on AMITIZA**

   - R-Tech Ueno receives ~ 1/3 of economics paid by Takeda
   - Expect AMITIZA revenues to continue to grow, with future mid-to long term global revenue growth in the high-single digit to mid-teens

2. **Increased manufacturing and supply chain control over AMITIZA**

   - Improve operational efficiency and strengthens our position with our commercial partners

3. **Expansion and diversification of pipeline**

Combined Company Development Assets

Program	Target	First Indication	Development Stage	Comments
GI/Metabolic/Inflammation				
AMITIZA	ClC2	Pediatric functional constipation	P3	Current capsule formulation
Lubiprostone Microparticle Formulation	ClC2	Pediatric functional constipation; adult CIC	P3	New liquid-like formulation
Cobiprostone	ClC2	NERD/sGERD	P2	Mucoadhesive formulation
RTU-1096	Vap-1 inhibitor	NASH	P1a	Oral formulation
Ophthalmology				
UF-021	BK2	Retinitis Pigmentosa	P3	Financial support in Japan by AMED
RU-101		Severe dry eye	P2	Recombinant human albumin
RU-105	Substance P & IGF-1	Post-Lasik corneal epithelial defects	P1b	Topical eye drops; combination of peptides
RTU-1096	Vap-1 inhibitor	Diabetic Retinopathy; diabetic macular edema	P1a	Oral formulation
UF-021	BK2	Age-Related Macular Degeneration	P1a	Topical formulation
Oncology				
Cobiprostone	ClC2	Oral Mucositis	P2	Liquid/spray formulation
RTU-1096	Vap-1 inhibitor	Immuno-oncology	P1a	Oral formulation
Other				
RK-023	PG receptor	Alopecia	P2	
RTU-009	Vap-1 inhibitor	Acute cerebral infarction	Preclinical	Liquid formulation

Sucampo Program | R-Tech Ueno Program

SUCAMPO
The Science of Innovation

VAP-1 Inhibitor Programs

RTU-1069 (Oral)

- NASH, COPD, diabetic macular edema, diabetic retinopathy, immune-oncology
- Phase 1 SAD completed
- Phase 1 MAD is next step

RTU-009 (IV)

- Acute cerebral infarction, ophthalmic disease
- IND-enabling studies are next step

Conclusion

Rigorous integration planning to commence immediately

Acquisition enhances ability to pursue additional strategic growth opportunities

- Continue to look internally at own compounds, and externally for on-market and development-stage products
- Best mix of assets to fuel continued transformation and increase shareholder value

Q&A